UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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THE ADAMS EXPRESS COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Adams Express Company

Seven St. Paul Street

Baltimore, Maryland 21202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

February 15, 2013

To the Stockholders of

           THE ADAMS EXPRESS COMPANY:

Notice is hereby given that the Annual Meeting of Stockholders of THE ADAMS EXPRESS COMPANY, a Maryland corporation (the “Company”), will be held at the Maryland Club, 1 East Eager Street, Baltimore, Maryland 21202, on Tuesday, March 19, 2013, at 10:00 a.m., local time, for the following purposes:

(1) to elect directors as identified in the Proxy Statement to serve until the annual meeting of stockholders in 2014 and until their successors are duly elected and qualify;

(2) to consider and vote upon the ratification of the selection of the independent registered public accounting firm of PricewaterhouseCoopers LLP to audit the books and accounts of the Company for or during the year ending December 31, 2013; and

(3) to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record, as shown by the transfer books of the Company, at the close of business on February 4, 2013, are entitled to notice of and to vote at this meeting.

By order of the Board of Directors,

LAWRENCE L. HOOPER, JR.

Vice President, General Counsel

and Secretary

Baltimore, MD

Note: Even if you expect to attend the meeting, stockholders are requested to fill in, sign, date and return the accompanying proxy in the enclosed envelope without delay. Stockholders may also authorize their proxies by telephone and Internet as described further in the enclosed materials.

The Adams Express Company

Seven St. Paul Street

Baltimore, Maryland 21202

Proxy Statement

INTRODUCTION

The Annual Meeting of Stockholders of The Adams Express Company, a Maryland corporation (the “Company”), will be held on Tuesday, March 19, 2013, at 10:00 a.m., local time, at the Maryland Club*, 1 East Eager Street, Baltimore, Maryland 21202, for the purposes set forth in the accompanying Notice of Annual Meeting and also set forth below. This proxy statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the meeting and at any and all adjournments or postponements thereof and is first being sent to stockholders on or about February 25, 2013.

At the Annual Meeting, action is to be taken on (1) the election of a Board of Directors; (2) the ratification of the selection of an independent registered public accounting firm; and (3) the transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held On March 19, 2013:

This proxy statement, the notice of annual meeting, a form of the proxy, and the 2012 Annual Report to stockholders are all available on the internet at the following website: http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=13579.

How You May Vote and Voting By Proxy

You may vote in person at the Annual Meeting or by proxy. To authorize a proxy to cast your votes, please date, execute and mail the enclosed proxy card, or authorize a proxy by using telephone or internet options as instructed in the proxy card. Except for Proposals (1) and (2), referred to above, the proxies confer discretionary authority on the persons named therein or their substitutes with respect to any business that may properly come before the meeting. Stockholders retain the right to revoke executed proxies at any time before they are voted by written notice to the Company, by executing a later dated proxy, or by appearing and voting at the meeting. All shares represented at the meeting by proxies in the accompanying form will be voted, provided that such proxies are properly executed. In cases where a choice is indicated, the shares represented will be voted in accordance with the specifications so made. In cases where no specifications are made, the shares represented will be voted FOR the election of directors and FOR Proposal (2).

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order to vote your shares. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a broker’s proxy card and bring it with you to the Annual Meeting in order to vote.

If you have questions regarding how to attend the meeting and vote in person, please contact the Secretary of the Company by telephone at (800) 638-2479 or by email at contact@adamsexpress.com.

*	For those attending the Annual Meeting, please note that the Maryland Club requires men to wear a coat and tie and for women to dress in appropriate business dress.

Who May Vote

Only stockholders of record at the close of business on February 4, 2013, may vote at the Annual Meeting. The total number of shares of Common Stock of the Company outstanding and entitled to be voted on the record date was 93,021,342. Each share is entitled to one vote. The Company has no other class of security outstanding.

Vote Requirement

For Proposal (1), referred to above, directors shall be elected by a plurality of the votes cast at the meeting. Proposal (2), referred to above, requires the affirmative vote of a majority of the votes cast at the meeting.

Quorum Requirement

A quorum is necessary to hold a valid meeting. If stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting are present in person or by proxy, a quorum will exist. Proxies received by the Company that are marked “withhold authority” or abstain, or that constitute a broker non-vote, are counted as present for purposes of establishing a quorum. A broker non-vote occurs when a broker returns a valid proxy but does not vote on a particular matter because the broker does not have the discretionary voting power for that matter and has not received instructions from the beneficial owner. Proxies marked “withhold authority”, abstentions and broker non-votes do not count as votes cast with respect to any proposal, and therefore, such proxies would have no effect on the outcome of Proposals (1) and (2), above.

Appraisal Rights

Under Maryland law, there are no appraisal or other dissenter rights with respect to any matter to be voted on at the Annual Meeting that is described herein.

Other Matters

The Company will pay all costs of soliciting proxies in the accompanying form. See “Other Matters and Annual Report” below. Solicitation will be made by mail, and officers, regular employees, and agents of the Company may also solicit proxies by telephone or personal interview. The Company expects to request brokers and nominees who hold stock in their names to furnish this proxy material to their customers and to solicit proxies from them, and will reimburse such brokers and nominees for their out-of-pocket and reasonable clerical expenses in connection therewith.

(1) NOMINEES FOR ELECTION AS DIRECTORS

Unless contrary instructions are given by the stockholder signing a proxy, it is intended that each proxy in the accompanying form will be voted at the Annual Meeting for the election of the following nominees to the Board of Directors to serve until the annual meeting of stockholders in 2014 and until their successors are duly elected and qualify, all of whom have consented to serve if elected:

Enrique R. Arzac Phyllis O. Bonanno Kenneth J. Dale	Frederic A. Escherich Roger W. Gale Kathleen T. McGahran	Craig R. Smith Mark E. Stoeckle*

If for any reason one or more of the nominees above-named shall become unable or unwilling to serve when the election occurs, proxies in the accompanying form will, in the absence of contrary

(*)	Mr. Stoeckle is an “interested person,” as defined by the Investment Company Act of 1940, because he is an officer of the Company.

instructions, be voted for the election of the other nominees above-named and may be voted for substitute nominees in the discretion of the persons named as proxies in the accompanying form. As an alternative to proxies being voted for substitute nominees, the size of the Board of Directors may be reduced so that there are no vacancies caused by a nominee above-named becoming unable or unwilling to serve. The directors elected will serve until the next annual meeting or until their successors are duly elected and qualify, unless otherwise provided in the Bylaws of the Company.

Information as to Nominees for Election as Directors (as of December 31, 2012)

Set forth below with respect to each nominee for director are his or her name, address and age, any positions held with the Company, other principal occupations during the past five years, other directorships during the past five years, business affiliations, the year in which he or she first became a director, and the number of shares of Common Stock of the Company beneficially owned by him or her. Also set forth below is the number of shares of Common Stock of the Company beneficially owned by all the directors and officers of the Company as a group. A separate table is provided showing the dollar value range of the shares beneficially owned by each director.

Name, Age, Positions with the Company, Other Principal Occupations and Other Directorships	Has been a Director since	Shares of Common Stock Beneficially Owned (a)(b)(c)(d)
Independent Directors

Enrique R. Arzac, Ph.D., 71, Professor of Finance and Economics at the Graduate School of Business, Columbia University, formerly, Vice Dean of Academic Affairs. Currently a Director of Petroleum & Resources Corporation (1), Aberdeen Asset Management Funds (6 funds) (investment companies), Credit Suisse Asset Management Funds (“CSAM”) (9 funds) (investment companies), Epoch Holdings Corporation (asset management), and Mirae Asset Discovery Funds (6 funds) (investment companies). In addition to the CSAM funds referred to above, Dr. Arzac served as a director of 8 other funds at CSAM and Starcomms Plc (telecommunications) within the past five years.

	1983	36,576
Phyllis O. Bonanno, 69, Retired President & CEO of International Trade Solutions, Inc. (consultants). Formerly, President of Columbia College, Columbia, South Carolina, and Corporate Vice President of Warnaco, Inc. (apparel). Director of Petroleum & Resources Corporation (1), Borg-Warner Inc. (industrial), and Mohawk Industries, Inc. (carpets and flooring).	2003	9,451
Kenneth J. Dale, 56, Senior Vice President and Chief Financial Officer of The Associated Press. Director of Petroleum & Resources Corporation (1).	2008	5,028
Frederic A. Escherich, 60, Private Investor. Formerly, Managing Director and head of Mergers and Acquisitions Research and the Financial Advisory Department with J.P.Morgan & Co. Inc. Director of Petroleum & Resources Corporation (1).	2006	10,300
Roger W. Gale, Ph.D., 66, President & CEO of GF Energy, LLC (consultants to electric power companies). Formerly, member of management group of PA Consulting Group (energy consultants). Director of Petroleum & Resources Corporation (1) and during the past five years also served as a director of Ormat Technologies, Inc. (geothermal and renewable energy).	2005	10,895
Kathleen T. McGahran, Ph.D., J.D., C.P.A., 62, President & CEO of Pelham Associates, Inc. (executive education) and Adjunct Associate Professor, Stern School of Business, New York University. Formerly, Associate Dean and Director of Executive Education and Associate Professor, Columbia University, and Adjunct Associate Professor, Tuck School of Business, Dartmouth College. Director of Petroleum & Resources Corporation (1).	2003	17,197
Craig R. Smith, M.D., 66, Chief Operating Officer and Manager of Algenol LLC (ethanol manufacturing). Formerly, President, Williston Consulting LLC (consultants to pharmaceutical and biotechnology industries), and Chairman, President & CEO of Guilford Pharmaceuticals (pharmaceutical and biotechnology). Currently a Director of Petroleum & Resources Corporation (1), and Depomed, Inc. (specialty pharmaceuticals), and during the past five years also served as a director of Algenol Biofuels, Inc. (ethanol manufacturing) and La Jolla Pharmaceutical Company.	2005	26,345

Name, Age, Positions with the Company, Other Principal Occupations and Other Directorships	Has been a Director since	Shares of Common Stock Beneficially Owned (a)(b)(c)(d)

Interested Director
Mark E. Stoeckle, 56, CEO of the Company since February 11, 2013 and Director since February 14, 2013. CEO and Director of Petroleum & Resources Corporation (1). Formerly, Chief Investment Officer, U.S. Equities and Global Sector Funds, BNP Paribas Investment Partners.	2013	0

Directors and executive officers of the Company as a group.		274,083

(1)	Non-controlled affiliate of the Company (investment company).

The address for each director is the Company’s office, Seven St. Paul Street, Suite 1140, Baltimore, MD 21202.

(a)	To the Company’s knowledge, other than shares referred to in footnote (c) below, each director and officer had sole investment and sole voting power with respect to the shares shown opposite his or her name, except for 2,500 shares shown for Mr. Escherich, which were beneficially owned by his wife and as to which he disclaims beneficial ownership.
(b)	Of the amount shown as beneficially owned by the directors and executive officers as a group, 54,067 shares were held by the Trustee under the Employee Thrift Plan of the Company and the Employee Thrift Plan of Petroleum & Resources Corporation.
(c)	The amounts shown include nonvested or vested but deferred restricted stock units and deferred stock units under the Company’s 2005 Equity Incentive Compensation Plan (see “2005 Equity Incentive Compensation Plan” below), held by each director (15,901 held by Dr. Arzac, 3,750 held by Ms. Bonanno, 3,000 held by Mr. Dale, 5,150 held by Dr. McGahran, and 750 held by each of Mr. Escherich, Dr. Gale, and Dr. Smith), and by directors and executive officers as a group (31,551 shares).
(d)	Calculated on the basis of 93,029,724 shares of Common Stock outstanding on December 31, 2012, each director owned less than 1.0% of the Common Stock outstanding. The directors and executive officers as a group owned less than 1.0% of the Common Stock outstanding.

Additional information about each director follows (supplementing the information in the table above) that describes some of the specific experience, qualifications, attributes, or skills that each director possesses that led the Board to conclude that he or she should serve as a director.

Independent Directors

1) Enrique R. Arzac, Ph.D.

Dr. Arzac brings to the Board extensive expertise in asset management and securities valuation, international finance and corporate finance gained from his many years on the faculty of Columbia University’s Graduate School of Business and through consulting with corporations and financial institutions for more than 30 years. Dr. Arzac has published many articles on corporate finance, valuation, portfolio management and commodity markets in numerous academic journals. He has been deemed an audit committee financial expert, as that term is defined in federal regulations, by his fellow directors and has served as Chair of the Company’s Audit Committee for several terms. In addition, Dr. Arzac’s service on the boards of other investment companies provides him with a deep understanding of investment company oversight.

2) Phyllis O. Bonanno

Ms. Bonanno brings to the Board operational, academic and public policy knowledge. Ms. Bonanno gained public policy expertise through her 10 years of service as the first director of the U. S. Trade Representative’s Office of Private Sector Liaison in the Executive Office of Presidents Carter and Reagan. She developed global business knowledge and expertise in the manufacturing sector and international trade rules and regulations during her employment as Corporate Vice President of International Trade of Warnaco, Inc., a worldwide apparel manufacturer, and as President and CEO of International Trade Solutions, Inc., an international trade consulting firm. In addition, Ms. Bonanno’s service on other public company boards in varied industries provides her with valuable experience.

3) Kenneth J. Dale

Mr. Dale brings to the Board broad expertise in financial management. He serves as Senior Vice President and Chief Financial Officer of The Associated Press (AP), the leading provider of news and media content. His responsibilities at AP include all corporate finance activities, internal audit, global real estate and administrative services. Prior to joining AP, Mr. Dale spent 21 years as an investment banker at J.P. Morgan & Co. Inc., advising media and entertainment clients on mergers and acquisitions and corporate finance transactions.

4) Frederic A. Escherich

Mr. Escherich brings to the Board extensive knowledge of securities investing and stock valuation gained from his 25 years at J.P. Morgan & Co. Inc. During his tenure at J.P. Morgan & Co. Inc., Mr. Escherich served as head of mergers and acquisitions research for many years, and his responsibilities included evaluating numerous issues related to maximizing shareholder value and setting policies and procedures in connection with the valuation of companies, the assessment of various transaction types, analytical techniques and securities. Since retiring in 2002, Mr. Escherich has focused full-time on private investing and is familiar with the dynamics of today’s equity markets.

5) Roger W. Gale, Ph.D.

Dr. Gale brings to the Board in-depth knowledge of the electric power industry and U. S. and international energy policy from his service in private industry and in the public sector. Dr. Gale has gained electric utility industry expertise through his many years of service as a consultant, and has been quoted on electric utility issues in leading business publications and television news programs. He previously served on the boards of a Fortune 500 energy conglomerate and a publicly-traded geothermal energy company. Dr. Gale holds a Ph.D. in political science from the University of California, Berkeley.

6) Kathleen T. McGahran, Ph.D.

Dr. McGahran is a C.P.A., a lawyer, and holds a Ph.D. in Accounting and Finance from NYU, and brings to the Board a very broad and valuable skill set. She is the President and CEO of Pelham Associates, an executive education provider. She has served on the faculties of the Tuck School of Business at Dartmouth College, the Graduate School of Business at Columbia University, and currently serves as an Adjunct Associate Professor at the Stern School of Business at NYU. Dr. McGahran has expertise in financial analysis and has conducted financial analysis training programs for Wall Street firms and Fortune 500 companies. She has been deemed an audit committee financial expert, as that term is defined in federal regulations, by her fellow directors and has served as Chair of the Company’s Audit Committee for several terms.

7) Craig R. Smith, M.D.

Dr. Smith, a physician and former long-time member of the faculty at the Johns Hopkins University School of Medicine, brings to the Board extensive experience in the pharmaceuticals and biotech industries. He is Chief Operating Officer and a Manager of Algenol LLC, a research company focusing on the production of ethanol and other high-value green chemicals from algae. He previously was President and founder of Williston Consulting, a consulting company for the pharmaceutical and biotech industries. Prior to founding Williston Consulting, Dr. Smith was Chairman, President, CEO, and a co-founder of Guilford Pharmaceuticals, a biopharmaceutical company that he grew to become publicly traded.

Interested Director

8) Mark E. Stoeckle

Mr. Stoeckle has been CEO of the Company since February 11, 2013, having succeeded Mr. Douglas G. Ober, and was elected to the Board of Directors on February 14, 2013. Mr. Stoeckle has had a distinguished 30-year career in financial services and asset management, and brings a wealth of investment and business experience to the role. He comes to the Company from the global investment management firm BNP Paribas Investment Partners, in Boston, where he served since 2004 as Chief Investment Officer, U.S. Equities and Global Sector Funds. At BNP Paribas Investment Partners, Mr. Stoeckle and his team managed about $5 billion in domestic and global equities. Prior to that, he co-founded a long/short market-neutral equity fund. He also has served in portfolio management roles for Liberty Financial Corporation and MFS Institutional Advisors. Earlier in his career, Mr. Stoeckle was a Senior Vice President in the Investment Banking Group at Bear, Stearns & Co.

Stock Ownership

Independent Directors	Dollar Value of Shares Owned(1)
Enrique R. Arzac	greater than $100,000
Phyllis O. Bonanno	greater than $100,000
Kenneth J. Dale	$50,001-$100,000
Frederic A. Escherich	greater than $100,000
Roger W. Gale	greater than $100,000
Kathleen T. McGahran	greater than $100,000
Craig R. Smith	greater than $100,000

Interested Director
Mark E. Stoeckle	$0-$10,000

(1)	The valuation date used in calculating the dollar value of shares owned is December 31, 2012.

In 2009, the Board adopted new equity ownership requirements for the directors and senior staff. Under these equity ownership requirements, the Chief Executive Officer, portfolio managers, research analysts, and other executive officers must own, within 5 years of the requirement’s adoption or commencement of employment, as applicable, a certain value of equity in the Company equal to a multiple of his or her 2009 annual salary or starting salary, as applicable. Non-employee directors with more than 5 years of service on the Board must own, by December 14, 2014, at least $100,000 of Common Stock of the Company; non-employee directors with less than 5 years of service, and new directors, must own at least $100,000 of the Company’s Common Stock within 10 years of joining the Board.

The nominees for election as directors of the Company identified above are also the nominees for election to the Board of Directors of Petroleum & Resources Corporation (“Petroleum”), the

Company’s non-controlled affiliate, of which the Company owned 2,186,774 shares, or approximately 8.3% of the outstanding Common Stock, on December 31, 2012.

Board Leadership Structure

Seven of the Company’s eight directors are not “interested persons,” as defined by the Investment Company Act of 1940, as amended (the “Act”), and are independent directors. Mr. Stoeckle is the only member of the Board who is an “interested person” under the Act and thus is not an independent director. Prior to now, the Board had chosen to combine the positions of Chairman of the Board and CEO and selected Mr. Douglas G. Ober* to serve in those dual roles. Mr. Daniel E. Emerson** had been selected by the independent directors as the Lead Director, and acted as chair of the executive sessions of the independent directors and, when appropriate, represented the views of the independent directors to management.

The Board determined that this leadership structure has been appropriate in light of the size of the organization, the services that Mr. Ober and the independent directors provided to the Company, and any potential conflicts of interest that could arise. Among the factors relied on by the Board in reaching this conclusion have been: 1) the independent directors constitute 90% of the Board; 2) the Company is internally-managed (there is no outside investment advisor for the Board to oversee or investment advisory contract to approve); 3) there are only 21 people in-house who manage the Company, comprised of portfolio managers, research analysts and administrative personnel; 4) the compensation for the professional staff and officers is set by the independent directors; 5) Mr. Ober did not sit on the Compensation Committee or the Nominating and Governance Committee of the Board; 6) the Board meets on a monthly basis (except for August) and reviews and approves all securities transactions conducted by management; 7) the Company primarily invests in publicly-traded stocks and follows a conservative, long-term approach for its investments; and 8) the Board oversees only two funds — the Company and Petroleum.

The Board has announced that it intends to elect an Independent Director to serve as Chairman of the Board in 2013 and thus the Company will have a different Board leadership structure with a non-executive director serving as Chairman of the Board going forward.

Board’s Oversight of Risk Management for the Company

The Board’s role in risk management of the Company is that of oversight. The internal staff of portfolio managers, research analysts and administrative personnel is responsible for the day-to-day management of the Company, including risk management (including management of investment performance and investment risk, valuation risk, issuer and counterparty credit risk, compliance risk and operational risk). As part of its oversight, the Board has delegated to the Audit Committee the primary role of overseeing the assessment and management of risks, including major financial risks, by the Company’s management, and the steps that management has taken to monitor and control such risks. The Audit Committee reports to the Board on a periodic basis on its discussions of these items with management. In addition, the Board, acting at its scheduled monthly meetings, receives reports from senior management, including the Company’s portfolio management team, the Chief Compliance Officer and the Chief Financial Officer. Between Board meetings, the Executive Committee, and/or the Lead Director or Chairman of the Board, and/or the Chairman of the Audit Committee, as appropriate, interacts with the CEO and other senior executives on any matter requiring action by or notice to the Board. The Board also receives periodic

*	Mr. Ober is not standing for reelection.
**	Mr. Emerson is not standing for reelection.

presentations from senior management regarding specific operational, compliance or investment areas such as business continuity, personal trading, valuation, investment research and securities lending, and receives reports from the Company’s general counsel regarding regulatory, compliance and governance matters. The Company believes that its leadership structure enhances risk oversight. It should be noted that, in its oversight role, the Board is not a guarantor of the Company’s investments or activities.

Process for Stockholders to Communicate with Board

The Board of Directors has implemented a process for stockholders of the Company to send communications to the Board. Any stockholder desiring to communicate with the Board, or with specific individual directors, may do so by writing to the Secretary of the Company, at The Adams Express Company, Seven St. Paul Street, Suite 1140, Baltimore, MD 21202. The Secretary has been instructed by the Board to promptly forward all such communications to the addressees indicated thereon.

Policy on Board of Directors’ Attendance at Annual Meetings

The Company’s policy with regard to attendance by the Board of Directors at Annual Meetings is that all directors are expected to attend, absent unusual and extenuating circumstances that prohibit attendance. All of the directors then standing attended the 2012 Annual Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Each director and officer of the Company who is subject to Section 16 of the Securities Exchange Act of 1934, as amended, is required to report to the Securities and Exchange Commission (the “Commission”) by a specified date his or her beneficial ownership of or transactions in the Company’s securities. Based upon a review of filings with the Commission and written representations that no other reports are required, the Company believes that each director and officer filed all requisite reports with the Commission on a timely basis during 2012.

Information as to Other Executive Officers

Set forth below are the names, ages and positions with the Company of all executive officers of the Company other than those who also serve as directors. Executive officers serve as such until the election of their successors.

Mr. Brian S. Hook, 43, has served as Chief Financial Officer and Treasurer since March 20, 2012. Prior thereto, he served as the Treasurer since June 1, 2009 and as Assistant Treasurer since September 2008. Prior to joining the Company, he was a Vice President and Senior Manager at T. Rowe Price from March 1998 to August 2008, and a business assurance manager with Coopers & Lybrand L.L.P. prior thereto.

Mr. Lawrence L. Hooper, Jr., 60, has served as the Chief Compliance Officer since April 8, 2004, as Vice President since March 30, 1999, and as General Counsel and Secretary since April 1, 1997. Prior thereto, he was a partner in Tydings & Rosenberg L.L.P., a Baltimore, Maryland law firm.

Ms. Nancy J.F. Prue, 58, has served as Executive Vice President since March 23, 2010. Prior to that, she served as a research analyst since 1982. She also serves as President of Petroleum and served as Executive Vice President of Petroleum from July 2009 to March 2010, and as Vice President from 2005 to July 2009.

Mr. David D. Weaver, 43, has served as President since March 23, 2010. Prior to that, he served as Executive Vice President from March 2008 to March 2010, Vice President-Research from January 2007 to March 2008, and as a research analyst from 2004 to January 2007.

The address for each executive officer is the Company’s office, Seven St. Paul Street, Suite 1140, Baltimore, MD 21202.

Security Ownership of Management of the Company (a)	Shares of Common Stock Beneficially Owned (b)(c)(d)(e)
Name
Brian S. Hook	15,896
Lawrence L. Hooper, Jr.	37,951
Nancy J.F. Prue	27,429
David D. Weaver	40,807

(a)	As of December 31, 2012. Share ownership of directors and executive officers as a group is shown in the table beginning on page 3 and footnotes thereto.
(b)	To the Company’s knowledge, other than shares referred to in footnote (d) below, each officer had sole investment and sole voting power with respect to the shares shown opposite his or her name.
(c)	Of the amounts shown, the following shares beneficially owned by the respective officer were held by the Trustee under the Employee Thrift Plan of the Company and the Employee Thrift Plan of Petroleum: Mr. Hook (4,685 shares), Mr. Hooper (21,838 shares), Ms. Prue (16,291 shares), and Mr. Weaver (11,253 shares).
(d)	The amounts shown include nonvested shares of restricted stock under the Company’s 2005 Equity Incentive Compensation Plan (see “2005 Equity Incentive Compensation Plan” below) held by Mr. Hook (8,585 shares), Mr. Hooper (9,657 shares), Ms. Prue (10,333 shares), and Mr. Weaver (16,133 shares).
(e)	Calculated on the basis of 93,029,724 shares of Common Stock outstanding on December 31, 2012, each of the officers listed above owned less than 1.0% of the Common Stock outstanding.

Principal Stockholder

At December 31, 2012, only one person or group of persons was known by the Company to own beneficially more than five percent of any class of the Company’s voting securities.

Title of Class	Name and Address of Beneficial Owner	Amount* and Nature of Beneficial Ownership	Percent of Class
Common Stock	Erik E. Bergstrom P.O. Box 126 Palo Alto, CA 94302	8,586,000 shares held directly and indirectly**	9.2%

*	As of February 1, 2013.
**	Shares held in name of Erik E. Bergstrom Living Trust (3,443,000 shares), Edith H. Bergstrom Living Trust (113,000 shares), and Erik E. and Edith H. Bergstrom Foundation (5,030,000 shares). Mr. Bergstrom disclaimed beneficial ownership of certain of these shares.

Board Meetings and Committees of the Board

Overall attendance at the fourteen meetings of the Board held in 2012 was approximately 97%. Each director attended at least 75% of the total of all (i) meetings of the Board and (ii) meetings of committees of the Board on which he or she served in 2012.

Audit Committee

Dr. Arzac (Chair), Mr. Dale, Dr. Gale, and Dr. McGahran, each of whom is an independent director as such is defined by the rules of the New York Stock Exchange, and none of whom is an “interested person” as such is defined by the Act, constitute the membership of the Board’s standing Audit Committee, which met four times in 2012. The Board has determined that Dr. Arzac and Dr. McGahran are audit committee financial experts, as that term is defined in federal regulations.

The Board has adopted a written charter under which the Audit Committee operates. A copy of the Audit Committee Charter (“Charter”) is available on the Company’s website: www.adamsexpress.com. Set forth below is the report of the Audit Committee:

Audit Committee Report

The purposes of the Audit Committee are set forth in the Audit Committee’s written Charter. As provided in the Charter, the role of the Audit Committee is to assist the Board of Directors in its oversight on matters relating to accounting, financial reporting, internal control, auditing, risk assessment and risk management, and regulatory compliance activities, and other matters the Board deems appropriate. The Audit Committee also selects the Company’s independent registered public accounting firm in accordance with the provisions set out in the Charter. Management, however, is responsible for the preparation, presentation and integrity of the Company’s financial statements, and for the procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for planning and carrying out proper audits and reviews.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2012 Annual Report of the Company with the Company’s management and with PricewaterhouseCoopers LLP (“PwC”), the independent registered public accounting firm. In addition, the Audit Committee has discussed with PwC the matters required to be discussed pursuant to Statement of Auditing Standards No. 61, as modified or supplemented. The Audit Committee has also received from PwC the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, considered whether the provision of nonaudit services by PwC is compatible with maintaining PwC’s independence, and discussed with PwC its independence.

In reliance on the reviews and discussions with management and PwC referred to above, and subject to the limitations on the responsibilities and role of the Audit Committee set forth in the Charter and discussed above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s 2012 Annual Report for filing with the Securities and Exchange Commission.

Respectfully submitted on February 14, 2013, by the members of the Audit Committee of the Board of Directors:

Enrique R. Arzac, Chair

Kenneth J. Dale

Roger W. Gale

Kathleen T. McGahran

Disclosure Regarding Audit Committee Member on the Company’s Website

Dr. Enrique Arzac serves on the Company’s Audit Committee and also serves on the audit committees of four other public companies. As required by Section 303A.07(a) of the NYSE Listed Company Manual, the Board of Directors of the Company has determined that such simultaneous service does not impair Dr. Arzac’s ability to effectively serve on the Company’s Audit Committee. This disclosure is posted on the Company’s website www.adamsexpress.com and can be accessed by clicking on About Adams Express on the home page and then clicking on the Corporate Information tab.

Compensation Committee

Dr. Arzac, Ms. Bonanno, Mr. Emerson* (Chair), Dr. McGahran and Dr. Smith constituted the membership of the Board’s standing Compensation Committee in 2012, which met three times. The Compensation Committee reviews and recommends changes in the compensation of directors, officers, and employees, including salaries and the cash and equity incentive compensation plans in which the executive officers, officers, and employees of the Company are eligible to participate.

Executive Committee

Messrs. Emerson*, Escherich, Ober** (Chair), Dr. Smith and Ms. Bonanno constituted the membership of the Board’s standing Executive Committee in 2012, which met two times. The Executive Committee has the authority of the Board of Directors between meetings of the Board except as limited by law, the Company’s Bylaws, or Board resolution.

Nominating and Governance Committee

Messrs. Emerson* (Chair) and Escherich, Dr. Smith and Ms. Bonanno constituted the membership of the Board’s standing Nominating and Governance Committee in 2012, which met once. The Board has adopted a written charter under which the Nominating and Governance Committee operates, a copy of which is available to stockholders at the Company’s website: www.adamsexpress.com.

Each of the members of the Nominating and Governance Committee is an independent director as such is defined by the rules of the New York Stock Exchange and none is an “interested person” as such is defined by the Act.

The Nominating and Governance Committee recommends to the full Board nominees for director and leads the search for qualified director candidates.

The Nominating and Governance Committee will consider unsolicited recommendations for director candidates from stockholders of the Company. Stockholders may recommend candidates for consideration by the Nominating and Governance Committee by writing to the Secretary of the Company at the office of the Company, Seven St. Paul Street, Suite 1140, Baltimore, MD 21202, giving the candidate’s name, biographical data and qualifications and stating whether the candidate would be an “interested person” of the Company. A written statement from the candidate, consenting to be named as a candidate, and if nominated and elected, to serve as a director, should accompany any such recommendation.

*	Mr. Emerson is not standing for reelection.
**	Mr. Ober was an “interested person.” He is not standing for reelection.

The process that the Nominating and Governance Committee uses for identifying and evaluating nominees for director is as follows: When there is a vacancy on the Board, either through the retirement of a director or the Board’s determination that the size of the Board should be increased, nominations to fill that vacancy are made by independent directors on the Board. The members of the Nominating and Governance Committee meet with the prospective director nominee. If a majority of the Nominating and Governance Committee members are satisfied that the prospective director nominee is qualified and will make a positive addition to the Board, as many of the other independent directors meet with him or her as is possible. The Nominating and Governance Committee then nominates the candidate at a meeting of the Board and a vote is taken by the full Board on whether to elect the nominee to the Board and to include the nominee in the Company’s proxy for election at the next annual meeting of stockholders. The Company anticipates that a similar process will be used for any qualified director candidate properly recommended by a stockholder.

The Board does not have a formal policy regarding the consideration of diversity in identifying Board candidates. When considering a new candidate for the Board, the Nominating and Governance Committee and the full Board may consider the diversity of skills, experience and/or perspective a prospective nominee will bring to the Board as part of their evaluation of the contribution that such prospective director nominee will make to the Board. Such factors will be considered in the context of the Board’s existing membership at the time such potential candidate is considered.

Retirement Benefits Committee

Messrs. Dale and Escherich and Dr. Gale (Chair) constituted the membership of the standing Retirement Benefits Committee of the Company, which administers the Company’s Employee Retirement Plan and Supplemental Retirement Plan. This Committee met four times during 2012. Previously, this Committee also administered the Company’s Employee Thrift Plan and Executive Nonqualified Supplemental Thrift Plan. Those plans are now administered by a committee comprised of employees of the Company.

Board of Directors Compensation

During 2012, each director who is not an interested person, except for Mr. Emerson*, received an annual retainer fee of $18,750 and a fee of $1,000 for each Board meeting attended. Mr. Emerson, who was the Lead Director for the Board, received an annual retainer fee of $30,750 and a fee of $1,000 for each Board meeting attended. All members of each committee, except executive officers and/or interested persons, receive an additional annual retainer fee of $2,000 for each committee membership and a fee of $750 for each committee meeting attended; the Chairperson of each committee, except for Mr. Ober**, who was Chair of the Executive Committee in 2012, receives an additional fee of $750 for each committee meeting attended. The total amount of fees paid to the independent directors in 2012 was $424,250. In addition, following each annual meeting of stockholders, each non-employee director who is elected or re-elected at that annual meeting receives 750 restricted stock units.

Transactions with Petroleum & Resources Corporation

The Company shares certain expenses for research, accounting services, other office services (including proportionate salaries and other employee benefits), rent and related expenses, and miscellaneous expenses, such as office supplies, postage, subscriptions and travel, with Petroleum,

*	Mr. Emerson is not standing for reelection.
**	Mr. Ober is not standing for reelection.

of which all of the above-named nominees are also directors. These expenses were paid by the Company and, on the date the payment was made, Petroleum simultaneously paid to the Company its allocated share of such expenses, based on either the proportion of the size of the investment portfolios of the two companies, or, where possible, on an actual usage basis. In 2012, Petroleum’s share of such expenses was $974,608.

Audit Fees

The aggregate fees for professional services rendered by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, for the audit of the Company’s annual financial statements and review of the Company’s semi-annual financial statements for 2012 and 2011 were $71,167 and $69,610, respectively.

Audit-Related Fees

There were no audit-related fees in 2012 and 2011.

Tax Fees

The aggregate fees for professional services rendered to the Company by PricewaterhouseCoopers LLP for the review of the Company’s excise tax calculations and preparations of federal, state and excise tax returns for 2012 and 2011 were $7,521 and $6,021, respectively.

All Other Fees

The aggregate fees for services rendered to the Company by PricewaterhouseCoopers LLP, other than for the services referenced above, for 2012 and 2011 were $6,617 and $5,821, respectively, which related to the review of the Company’s procedures for calculating the amounts to be paid or granted to the Company’s officers in accordance with the Company’s cash incentive plan and the 2005 Equity Incentive Compensation Plan, review of the Company’s calculations related to those plans, and preparation of a related report to the Company’s Compensation Committee; and review of the documentation relating to compliance by the Company’s employees and directors with the requirements of the Company’s Code of Ethics pertaining to personal stock trading, and presentation of a related report to the Chief Executive Officer.

The Board’s Audit Committee has considered the provision by PricewaterhouseCoopers LLP of the services covered in this All Other Fees section and found that they are compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Audit Committee Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. In assessing requests for services by the independent accountants, the Audit Committee considers whether such services are consistent with the auditor’s independence; whether the independent accountants are likely to provide the most effective and efficient service based upon their familiarity with the Company; and whether the service could enhance the Company’s ability to manage or control risk or improve financial statement audit and review quality. The Audit Committee may delegate pre-approval authority to its Chair. Any pre-approvals by the Chair under this delegation are to be reported to the Audit Committee at its next scheduled meeting. All services performed for 2012 were pre-approved by the Audit Committee.

Compensation of Directors and Executive Officers

The following table sets forth for each of the persons named below the aggregate compensation received from the Company during the fiscal year ended December 31, 2012, for services in all capacities:

Name	Position	Aggregate Compensation (1) (2) (3) (4) (5) (6)		Change in Pension Value (8)	Stock Awards (9)
Douglas G. Ober*	Chairman of the Board and Chief Executive Officer (A)	$600,592		$263,828	$93,746
David D. Weaver	President	352,501		49,436	46,868
Lawrence L. Hooper, Jr.	Vice President, General Counsel and Secretary	233,727		92,709	33,741
Enrique R. Arzac	Director (B)(C)	55,500	(7)	N/A	8,231	(10)
Phyllis O. Bonanno	Director (A)(C)(E)	47,250	(7)	N/A	8,231	(10)
Kenneth J. Dale	Director (B)(D)	42,250	(7)	N/A	8,231	(10)
Daniel E. Emerson**	Director (A)(C)(E)	59,554	(7)	N/A	8,231	(10)
Frederic A. Escherich	Director (A)(D)(E)	54,229	(7)	N/A	8,231	(10)
Roger W. Gale	Director (B)(D)	45,479	(7)	N/A	8,231	(10)
Kathleen T. McGahran	Director (B)(C)	54,979	(7)	N/A	8,231	(10)
Craig R. Smith	Director (A)(C)(E)	68,229	(7)	N/A	8,231	(10)

(A)	Member of Executive Committee
(B)	Member of Audit Committee
(C)	Member of Compensation Committee
(D)	Member of Retirement Benefits Committee
(E)	Member of Nominating and Governance Committee

*	Mr. Ober is not standing for reelection.
**	Mr. Emerson was the Lead Director for the Board in 2012. He is not standing for reelection.
(1)	Of the amounts shown, direct salaries paid by the Company to Messrs. Ober, Weaver, and Hooper were $307,400, $199,500, and $147,320, respectively.
(2)	Of their direct salaries, $18,444, $11,970, and $9,779 were deferred compensation to Messrs. Ober, Weaver, and Hooper, respectively, under the Company’s Employee Thrift Plan, and, for Messrs. Ober and Weaver, under the Executive Nonqualified Supplemental Thrift Plan (see “Employee Thrift Plans” below). The non-employee directors do not participate in these Plans.
(3)	Of the amounts shown, $232,000, $119,000, and $60,900 were cash incentive compensation accrued for Messrs. Ober, Weaver, and Hooper, respectively, in 2012 and paid to them in 2013. These amounts include $13,920, $7,140, and $3,654 of deferred compensation to Messrs. Ober, Weaver, and Hooper, respectively, under the Company’s Employee Thrift Plan and, for Mr. Ober, under the Executive Nonqualified Supplemental Thrift Plan.
(4)	In addition, the net gain realized by Mr. Ober upon the exercise of stock appreciation rights during 2012 granted under the Company’s Stock Option Plan (see “Stock Option Plan” below) was $7,215. This sum is in addition to the aggregate compensation amounts shown in this summary table.
(5)	Under the Employee Thrift Plans, the Company makes contributions to match the contributions made by eligible employees and may, at the discretion of the Board of Directors, make an additional contribution. The amounts shown include the Company’s matching contributions of $28,118, $15,311, and $12,110 made on behalf of Messrs. Ober, Weaver, and Hooper, respectively, during 2012, and an additional discretionary contribution of $21,089, $11,483, and $9,083 made for 2012 on behalf of Messrs. Ober, Weaver, and Hooper, respectively.
(6)	Of the amounts shown, $11,985, $7,207, and $4,314 were dividends paid to Messrs. Ober, Weaver, and Hooper, respectively, on target and additional shares held under the 2005 Equity Incentive Compensation Plan (see “2005 Equity Incentive Compensation Plan” below).

(7)	Includes the taxable value of dividend equivalent shares paid on vested and issued shares under the 2005 Equity Incentive Compensation Plan of $479 for Mr. Escherich, Dr. Gale, Dr. McGahran, and Dr. Smith and $1,304 for Mr. Emerson.
(8)	Amounts represent the aggregate increase in actuarial value of the benefit accrued during the year related to the Employee Retirement Plans (see “Employee Retirement Plans” below).
(9)	This column shows the grant date fair value for grants of restricted stock made during 2012 to the identified executive officers under the 2005 Equity Incentive Compensation Plan. The restricted shares will vest at the end of three years from the grant date, but only upon the achievement of specified performance criteria. The target shares (the target number is shown in the Grants of Plan-Based Awards table below) will vest after three years if, on January 1 of the year in which they vest, the Company’s three year total net asset value (“NAV”) return meets or exceeds the three year total return of a hypothetical portfolio comprised of a 50/50 blend of the S&P 500 Index and the Lipper Large-Cap Core Mutual Funds Average (“Hypothetical Portfolio”), with a lesser percentage or no shares being earned if the Company’s total NAV return trails that of the Hypothetical Portfolio, depending on the level of underperformance on that date. In addition, if, on that date, the Company’s three year total NAV return exceeds that of the Hypothetical Portfolio, an additional number of shares (“additional shares”) (the maximum number of additional shares is included in the Maximum column in the Grants of Plan-Based Awards table below) will be earned and vest, depending on the level of outperformance. For a discussion of the assumptions used in valuing the stock awards shown in this column, and the related accounting treatment, please see Note 6 to the Company’s financial statements for 2012. Distributions of dividends and capital gains paid on the Company’s shares of Common Stock (“distributions”) are paid on all of the target number of shares of restricted stock, when such distributions are paid on the Common Stock, except that no distributions are paid after the vest date on any shares that are forfeited due to the failure to achieve the performance criteria described above. Accrued distributions applicable to the additional shares are paid on such additional shares that vest on the vest date. The distribution rate for distributions paid on the shares of restricted stock is the same rate that is paid on the Common Stock.
(10)	These amounts reflect the grant date fair value for the 750 restricted stock units granted to each director under the 2005 Equity Incentive Compensation Plan upon election to the Board of Directors at the Company’s annual meeting in 2012.

Grants of Plan-Based Awards under the 2005 Equity Incentive Compensation Plan

The following table presents information regarding grants of equity plan-based awards under the 2005 Equity Incentive Compensation Plan to the three executive officers listed in the Compensation Table above during 2012:

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (3)
		Threshold (#) (2)	Target (#) (2)	Maximum (#) (2)
Douglas G. Ober	January 12, 2012	0	6,194	9,291	0	93,746
David D. Weaver	January 12, 2012	0	3,097	4,645	0	46,868
Lawrence L. Hooper, Jr.	January 12, 2012	0	2,230	3,344	0	33,741

(1)	For a description of the material terms of these restricted stock grants, see footnote 9 to the Compensation Table above.
(2)	Threshold refers to the minimum amount payable for a certain level of performance under the Plan. Target refers to the amount payable if the specified performance target(s) are reached. Maximum refers to the maximum payout possible under the 2005 Equity Incentive Compensation Plan.
(3)	This fair value amount assumes that all of the shares shown in the Maximum column herein are earned and vested. See footnote 9 to the Compensation Table above.

Outstanding Equity Awards at Fiscal Year-End under the 2005 Equity Incentive Compensation Plan

The following table presents information regarding outstanding equity awards under the 2005 Equity Incentive Compensation Plan to the three executive officers listed in the Compensation Table above at the end of 2012:

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Douglas G. Ober*	3,784	40,073	23,047	244,068
David D. Weaver	3,028	32,067	13,105	138,782
Lawrence L. Hooper, Jr.	1,362	14,424	8,295	87,844

(1)	These shares vested as follows: Mr. Ober, 3,784 on January 14, 2013; Mr. Weaver, 3,028 on January 14, 2013, and Mr. Hooper, 1,362 on January 14, 2013.
(2)	Using the December 31, 2012 closing market price for the Company’s stock of $10.59.
(3)	Certain of these shares are scheduled to vest as follows, if certain performance criteria are met by the Company as described in footnote 9 to the Compensation Table above: Mr. Ober,* 8,479 on January 13, 2014 and 9,291 on January 12, 2015; Mr. Weaver, 4,239 on January 13, 2014 and 4,645 on January 12, 2015; and Mr. Hooper, 3,052 on January 13, 2014 and 3,344 on January 12, 2015. Note that these shares include 5,277 shares for Mr. Ober, 4,221 shares for Mr. Weaver, and 1,899 shares for Mr. Hooper that were scheduled to vest in January 2013 but were forfeited as unearned because the Company’s total NAV return did not exceed the performance criteria by the maximum amount set out in footnote 9 to the Compensation Table above.

*	The number of shares that vest for Mr. Ober will be affected by the date of his retirement from employment with the Company and will likely be less than the amounts shown as a result.

Stock Vested under the 2005 Equity Incentive Compensation Plan

The following table presents information regarding the vesting of restricted stock awards during 2012 for the three executive officers listed in the Compensation Table above:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Douglas G. Ober	4,948	$49,332
David D. Weaver	3,958	39,461
Lawrence L. Hooper, Jr.	1,979	19,731

Consulting Agreement

To assist with the transition to the new Chief Executive Officer for the Company, the Company has agreed to enter into a consulting agreement with Mr. Ober for a one-year term beginning on April 1, 2013 (“Consulting Agreement”). Under the Consulting Agreement, Mr. Ober will be paid consulting fees of $324,000 over the one-year term.

2005 Equity Incentive Compensation Plan

In 2005, the Board of Directors adopted an equity incentive compensation plan for the Company, called the 2005 Equity Incentive Compensation Plan (the “2005 Plan”), to replace the Stock Option Plan adopted in 1985 and described below. The 2005 Plan was reapproved by the stockholders at the 2010 Annual Meeting. As of December 31, 2012, (i) the number of shares subject to outstanding awards under the 2005 Plan was 170,199 and (ii) the number of shares available for future grants under the 2005 Plan was 3,108,908.

Administration

The 2005 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has general responsibility to ensure that the 2005 Plan is operated in a manner that serves the best interests of the Company’s stockholders. Prior to making any recommendations to the Board to grant awards, but at least annually, the Compensation Committee will review the potential impact that the grant, exercise or vesting of awards could have on the Company’s earnings and net asset value per share.

Eligible Participants

The Compensation Committee recommends to the Board, and the Board has full and final authority to approve, the Company’s directors, officers, and employees and any eligible subsidiary’s officers and employees selected to receive awards under the 2005 Plan. The individuals who receive grants under the 2005 Plan are referred to individually as a “Participant” and collectively as “Participants”. In addition, under the 2005 Plan, all non-employee directors of the Company are eligible to participate and receive awards as described below under “Non-Employee Director Awards”.

Available Shares

The Company has reserved and made available 3,413,131 shares for use as awards (4% of the Company’s Common Stock outstanding on the effective date of the 2005 Plan). The Compensation Committee may adjust the number and kind of shares available for use in awards when certain corporate transactions occur which affect the price of the Company’s Common Stock.

Under the 2005 Plan, no single Participant may be granted awards relating to more than 35% of the shares of the Company’s Common Stock reserved for issuance under the 2005 Plan. In addition, the 2005 Plan limits the total number of shares that may be awarded to any single Participant in any 36-month period in connection with all types of awards to 300,000 shares of Company stock. Grants to non-employee directors are limited to those described below under “Non-Employee Director Awards”.

Awards

The 2005 Plan permits the Compensation Committee, subject to approval by the Board, to grant the following types of awards:

•	restricted stock;
•	restricted stock units;
•	deferred stock units;
•	non-qualified stock options;
•	stock appreciation rights (including freestanding and tandem stock appreciation rights); and

•	performance awards.

In addition, the 2005 Plan permits dividend equivalents to be awarded in connection with any award under the 2005 Plan. The 2005 Plan permits the Compensation Committee to prescribe in an award agreement any other terms and conditions of that award. As described below, the Compensation Committee may designate any award under the 2005 Plan as a performance award subject to performance conditions. The 2005 Plan is also intended to qualify certain compensation awarded under the 2005 Plan for tax deductibility under Internal Revenue Code Section 162(m) (“Code Section 162(m)”).

The awards are described more fully below. Grants to non-employee directors are limited to those described below under “Non-Employee Director Awards”.

Restricted Stock. The 2005 Plan permits shares of the Company’s Common Stock to be granted to Participants as restricted stock. Restricted stock is stock that is subject to restrictions on transferability, risk of forfeiture and/or other restrictions. A Participant who receives restricted stock will have all the rights of a stockholder, including the right to vote the restricted stock and the right to receive dividends, unless the Participant is limited by the terms of the 2005 Plan or any award agreement relating to the restricted stock. During the period of restriction, the Participant may not sell, transfer, pledge, hypothecate, margin, or otherwise encumber the restricted stock.

Restricted Stock Units. The 2005 Plan permits restricted stock units to be granted to Participants. Restricted stock units represent rights to receive stock and are subject to certain restrictions and a risk of forfeiture.

Deferred Stock Units. The 2005 Plan authorizes deferred stock units to be granted to Participants. A deferred stock unit is the right to receive stock, cash, or a combination of stock and cash at the end of a time period specified by the Compensation Committee. Deferred stock units may or may not be subject to restrictions (which may include a risk of forfeiture), which restrictions will lapse at the expiration of the specified deferral period or at earlier times, as determined by the Compensation Committee.

Stock Options. Stock options may be granted to Participants, provided that the per share exercise price of each option is not less than the fair market value of a share of the Company’s Common Stock on the date of the grant.

Unless otherwise determined by the Compensation Committee, options will become exercisable after the first anniversary of the date of grant, subject to the Participant’s continued employment or service with the Company. Stock options issued under the 2005 Plan cannot be exercisable more than ten years from the date of grant. In addition, and to the extent provided for in the applicable award agreement, the option price per share may be reduced after grant of the option to reflect capital gains distributions to the Company’s stockholders made after the date of grant, provided that no such reduction will be made which will reduce the option price below zero.

Stock Appreciation Rights. Stock appreciation rights (“SARs”) may also be granted to Participants. A SAR is the right to receive, upon exercise, an amount equal to (i) the fair market value of one share of the Company’s Common Stock on the date of exercise minus (ii) the SAR’s grant price.

Unless otherwise determined by the Compensation Committee, SARs will become exercisable after the second anniversary of the date of grant, subject to the Participant’s continued employment or service with the Company. SARs issued under the 2005 Plan cannot be exercisable more than ten years from the date of the grant. In addition, and to the extent provided for in the applicable award agreement, the grant price of a SAR may be reduced after grant of the SAR to reflect capital gains distributions to the Company’s stockholders made after the date of grant, provided that no such reduction will be made which will reduce the grant price of the SAR below zero.

Performance Awards. The 2005 Plan permits the Compensation Committee to make any award under the 2005 Plan subject to performance conditions. The Company may pay performance awards in cash or shares of the Company’s Common Stock. The grant, exercise and/or settlement of performance awards will be contingent upon the achievement of pre-established performance goals, unless the Compensation Committee determines that a performance award is not intended to qualify as “performance-based compensation” for purposes of Code Section 162(m). (Code Section 162(m) provides that compensation in excess of one million dollars to certain officers of a public company is not deductible for income tax purposes unless it qualifies as “performance-based compensation”.)

Non-Employee Director Awards

Immediately following each annual meeting of stockholders, each non-employee director who is elected a director at the meeting, or who was previously elected and continues as a director after that annual meeting, receives an award of 750 restricted stock units of the Company. In addition, at the effective date of any non-employee director’s initial election to the Board, the non-employee director will be granted 750 restricted stock units of the Company. Non-employee directors will also receive dividend equivalents in respect of such restricted stock units equal to the amount or value of any cash or other dividends or distributions payable on an equivalent number of shares of Common Stock. The restricted stock units and related dividend equivalents will vest (and become non-forfeitable) and be paid (in the form of shares of Common Stock) one year from the date of grant. In addition, non-employee directors may elect each year, not later than December 31 of the year preceding the year as to which the annual grant of restricted stock units is to be applicable, to defer to a fixed date or pursuant to a specified schedule payment all or any portion of the annual grant of restricted stock units. Any modification of the deferral election may be made only upon satisfaction of any conditions that the Compensation Committee may impose.

Operation of the 2005 Plan

Under the 2005 Plan, the Compensation Committee, subject to approval by the Board, may grant awards (except for non-employee director awards) either alone or in addition to, in tandem with, or in substitution or exchange for any other award or any award granted under another plan of the Company or its existing or future subsidiaries or any other right of a Participant to receive payment from the Company or any Company subsidiary.

Stock Option Plan

The Company’s Board of Directors adopted a Stock Option Plan in 1985, which was approved by the stockholders at the 1986 Annual Meeting of Stockholders and subsequently amended at each of the 1994 and 2003 Annual Meetings of Stockholders (the “Stock Option Plan”). Since the adoption of the 2005 Equity Incentive Compensation Plan, no new grants have been or will be made under the Stock Option Plan. The Stock Option Plan provides for the grant to “key employees” (as defined in the Stock Option Plan) of options to purchase shares of Common Stock of the Company, together with related stock appreciation rights. As of December 31, 2012, the number of shares subject to outstanding options under the Stock Option Plan was 0. All options granted under the Stock Option Plan are treated as non-qualified stock options under the Internal Revenue Code. The Stock Option Plan is administered by the Compensation Committee of the Board of Directors, which consists of five members of the Board, none of whom is eligible to receive grants under the Stock Option Plan.

The Stock Option Plan provides that, among other things, (a) the option price per share shall not be less than the fair market value of the Common Stock at the date of grant, except that the option price per share will be reduced after grant of the option to reflect capital gains distributions to the Company’s stockholders, provided that no such reduction shall be made which will reduce the option price below 25% of the original option price; (b) an option will not become exercisable until the optionee shall have remained in the employ of the Company for at least one year after the date of grant and may be exercised for 10 years unless an earlier expiration date is stated in the option; and (c) no option or stock appreciation right shall be granted after December 8, 2006.

The Stock Option Plan permitted the grant of stock appreciation rights in conjunction with the grant of an option, either at the time of the option grant or thereafter during its term and in respect of all or part of such option. Stock appreciation rights permit an optionee to request to receive (a) shares of Common Stock of the Company with a fair market value at the time of exercise equal to the amount by which the fair market value of all shares subject to the option in respect of which such stock appreciation right was granted exceeds the exercise price of such option, (b) in lieu of such shares, the fair market value thereof in cash, or (c) a combination of shares and cash. Stock appreciation rights are exercisable beginning no earlier than two years after the date of grant and extend over the period during which the related option is exercisable. To the extent a stock appreciation right is exercised in whole or in part, the option in respect of which such stock appreciation right was granted shall terminate and cease to be exercisable.

Shares of Common Stock acquired as a result of the exercise of an option or stock appreciation right may not be sold until the later of two years after the date of grant of the option or one year after the acquisition of such shares.

Employee Thrift Plans

Employees of the Company who have completed six months of service may defer up to 100% of base salary and cash incentive compensation to a tax qualified thrift plan instead of being paid currently, and the Company contributes an amount equal to 100% of each employee’s contribution (up to 6% of base salary and cash incentive compensation) but not in excess of the maximum permitted by law (see footnotes to the Compensation Table set forth on pages 14 and 15 regarding 2012 contributions for the officers identified therein). The Company also has the discretion to contribute annually to each employee’s thrift plan account an amount of up to 6% of the employee’s combined base salary and cash incentive compensation attributable to the prior year’s service with the Company. All employee contributions are credited to the employee’s individual account. Employees may elect that their salary deferral and other contributions be invested in Common Stock of the Company, or of Petroleum, or a number of mutual funds, or a combination thereof. All of the Company’s matching contribution is invested in accordance with the employee’s investment elections, provided that the employee is 100% vested in the Thrift Plan. An employee’s interest in amounts derived from the Company’s contributions becomes non-forfeitable upon completion of 36 months of service or upon death or retirement. Payments of amounts not withdrawn or forfeited under the thrift plan may be made upon retirement or other termination of employment in a single distribution, in equal installments, or in an annuity.

The Company also maintains an Executive Nonqualified Supplemental Thrift Plan for eligible employees of the Company (the “Nonqualified Plan”). The purpose of the Nonqualified Plan is to provide deferred compensation in excess of contribution limits imposed by the Internal Revenue Code on tax-qualified thrift plans, including the Employees’ Thrift Plan of the Company described above. In accordance with such limitations, for 2012, the maximum annual amount that an individual can defer to all tax-qualified thrift plans offered by the Company is $17,000 for those under the age of 50, and $22,500 for those age 50 and over, and the maximum combined amount — consisting of both the employee’s contributions and the Company’s matching contributions — that can go into any single tax-qualified thrift plan is $50,000 per year for those under the age of 50 and $55,500 per year for those age 50 and over.

The Nonqualified Plan permits an eligible employee to contribute to the Nonqualified Plan up to the maximum amount of 6% of the employee’s salary and cash incentive compensation that he or she is prevented from contributing to the tax-qualified thrift plan because of the Internal Revenue Code’s limitations on annual contributions, and for the Company to contribute the 100% matching contribution on that sum and/or the Company’s discretionary contribution that would otherwise be limited by the Internal Revenue Code’s limitations on annual contributions. The employee’s contributions and the Company’s contributions to the Nonqualified Plan are invested in eligible mutual funds in accordance with the employee’s investment elections.

Employee Retirement Plans

Employees of the Company with one or more years of service participate in a retirement plan pursuant to which contributions are made solely by the Company on behalf of, and benefits are provided for, employees meeting certain age and service requirements. The benefits under the plan were frozen as of October 1, 2009, and no additional benefits attributable to additional years of service or increases in annual cash compensation after that date will be recognized. The plan, as frozen, provides for the payment of benefits in the event of an employee’s retirement at the age of 62 or older. Upon such retirement, the amount of the retirement benefit is 2% of the average of an employee’s monthly compensation during any 3 periods of 12 consecutive months out of the final 60 months of service during which such compensation, including cash incentive compensation, is highest prior to October 1, 2009, multiplied by years of service prior to October 1, 2009. Retirement benefits cannot exceed 60% of the highest 36 months’ average annual cash compensation out of the employee’s final 60 months’ annual cash compensation, including incentive compensation. Benefits are payable in several alternative methods, each of which must be the actuarial equivalent of a pension payable for the life of the employee only. Retirement benefits (subject to any applicable reduction) are also payable in the event of an employee’s early or deferred retirement, disability or death. Contributions are made to a trust to fund these benefits.

The Company also maintains a supplemental retirement benefits plan (the “Supplemental Plan”) for employees of the Company, which was also frozen as of October 1, 2009. The purpose of the Supplemental Plan is to provide deferred compensation in excess of benefit limitations imposed by the Internal Revenue Code on tax-qualified defined benefit plans, including the retirement plan of the Company described above. In accordance with such limitations, the annual benefit payable under the Company’s retirement plan for 2012 may not exceed the lesser of $200,000 and the employee’s average total compensation paid during the three highest-paid consecutive calendar years of employment. The $200,000 limit will be adjusted by the Secretary of the Treasury to reflect cost-of-living increases.

The Supplemental Plan authorizes the Company to pay annual retirement benefits in an amount equal to the difference between the maximum benefits payable under the retirement plan described above and the benefits that would otherwise be payable but for the Internal Revenue Code’s limitations on annual retirement benefits. All amounts payable under the Supplemental Plan will be paid from the general funds of the Company as benefits become due. The Company has established a funding vehicle using life insurance policies owned by the Company for the Supplemental Plan. Payment of benefits under the Supplemental Plan will be made at the employee’s election either as a lump sum or a life annuity. During 2012, the Company made payments of $47,424 under the Supplemental Plan.

The following table shows the estimated annual retirement benefits payable on a straight life annuity basis to participating employees, including officers, in the compensation and years of service classifications indicated, under the Company’s Employees’ Retirement Plan and Supplemental Plan:

	Estimated Annual Benefits Based Upon Years of Credited Service
Final Average Annual Earnings	10	20	30	40
$100,000	$ 20,000	$ 40,000	$ 60,000	$ 60,000
200,000	40,000	80,000	120,000	120,000
300,000	60,000	120,000	180,000	180,000
400,000	80,000	160,000	240,000	240,000
500,000	100,000	200,000	300,000	300,000
600,000	120,000	240,000	360,000	360,000

The credited years of service for the officers listed in the Compensation Table on page 14, above, are: Mr. Ober (28.83), Mr. Weaver (5.33), and Mr. Hooper (12.50).

Brokerage Commissions

During the past fiscal year, the Company paid brokerage commissions in the amount of $535,774 on the purchase and sale of portfolio securities traded on the New York Stock Exchange and the National Association of Securities Dealers Automated Quotation System, substantially all of which were paid to brokers providing research and other investment services to the Company. The Company paid brokerage commissions of $52,275 on options written or purchased by the Company. The average per share commission rate paid by the Company was $0.04. No commissions were paid to an affiliated broker.

Portfolio Turnover

The portfolio turnover rate (purchases or sales, whichever is lower, as a percentage of weighted average portfolio value) for the past three years has been as follows:

2012	2011	2010
27.40%	21.50%	16.15%

Expense Ratio

The ratio of expenses to the average net assets of the Company for the past three years has been as follows:

2012	2011	2010
0.65%	0.55%	0.58%

(2) RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As permitted under the Act, the Audit Committee has selected PricewaterhouseCoopers LLP, 100 E. Pratt Street, Baltimore, Maryland, an independent registered public accounting firm, as the independent registered public accounting firm to audit the books and accounts of the Company for or during the year ending December 31, 2013. PricewaterhouseCoopers LLP was the Company’s principal auditor during the year 2012. A majority of the members of the Board of Directors who are not “interested persons” (as defined by the Act) have ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013. While not required under the Act, the Audit Committee and the Board of Directors have determined to submit for stockholder ratification the selection of PricewaterhouseCoopers LLP as the

Company’s independent registered public accounting firm for 2013 at the Annual Meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting to make a statement if they so desire and to respond to appropriate questions. The Company has been informed that PricewaterhouseCoopers LLP does not have any direct financial or any material indirect financial interest in the Company.

The Board of Directors unanimously recommends ratification of the selection of PricewaterhouseCoopers LLP.

(3) OTHER MATTERS AND ANNUAL REPORT

As of the date of this proxy statement, management knows of no other business that will come before the meeting. Should other business be properly brought up, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

The Annual Report of the Company for the year ended December 31, 2012, including financial statements, is being mailed to all stockholders entitled to notice of and to vote at the annual meeting to be held on March 19, 2013. A copy of the Company’s Annual Report will be furnished to stockholders, without charge, upon request. You may request a copy by contacting Lawrence L. Hooper, Jr., Vice President, General Counsel and Secretary, at Seven St. Paul Street, Suite 1140, Baltimore, MD 21202, by telephoning Mr. Hooper at (800) 638-2479, or by sending Mr. Hooper an e-mail message at contact@adamsexpress.com.

The Company has retained AST Fund Solutions, LLC to assist in the solicitation of proxies. The Company will pay AST Fund Solutions, LLC a fee for its services, not to exceed $2,500, and will reimburse AST Fund Solutions, LLC for its expenses, which the Company estimates should not exceed $1,500.

Stockholder Proposals or Nominations for 2014 Annual Meeting

Stockholder proposals for inclusion in the proxy statement and form of proxy relating to the 2014 Annual Meeting must be received at the office of the Company, Seven St. Paul Street, Baltimore, MD 21202, no later than October 18, 2013.

In addition, for stockholder proposals or director nominations that a stockholder seeks to bring before the 2014 Annual Meeting but does not seek to have included in the Company’s proxy statement and form of proxy for that meeting, the following requirements apply: Pursuant to the Company’s Bylaws, in order for stockholder proposals or nominations of persons for election to the Board of Directors to be properly brought before the 2014 Annual Meeting, any such stockholder proposal or nomination (including in the case of a nomination, the information required by the Company’s advance notice Bylaws provisions) must be received at the office of the Company no earlier than September 18, 2013 and no later than October 18, 2013. The Company’s advance notice Bylaw requirements are separate from, and in addition to, the Commission’s requirements (including the timing requirements described in the preceding paragraph) that a stockholder must meet in order to have a stockholder proposal included in the proxy statement. Should the Company determine to allow a stockholder proposal that is received by the Company after October 18, 2013 to be presented at the 2014 Annual Meeting, the persons named as proxies in the form accompanying the proxy statement for such meeting will have discretionary voting authority with respect to such stockholder proposal.

THE ADAMS EXPRESS COMPANY

PROXY FOR 2013 ANNUAL MEETING THIS PROXY IS SOLICITED

ON BEHALF OF THE BOARD OF DIRECTORS OF THE ADAMS EXPRESS COMPANY

The undersigned stockholder of The Adams Express Company, a Maryland corporation (the “Company”), hereby appoints David D. Weaver and Lawrence L. Hooper, Jr., or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m., local time, on Tuesday, March 19, 2013, at the Maryland Club, 1 E. Eager Street, Baltimore, Maryland 21202 and at any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR ALL NOMINEES” in Proposal 1 and “FOR” Proposal 2, as described in the Proxy Statement. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

(over)

THE ADAMS EXPRESS COMPANY

14475

ANNUAL MEETING OF STOCKHOLDERS OF

THE ADAMS EXPRESS COMPANY ®

ADAMS EXPRESS COMPANY

March 19, 2013

Notice of Internet Availability of Proxy Materials for the Meeting:

The notice of annual meeting, proxy statement, form of proxy card, and 2012 Annual Report to stockholders are available on the internet at the following website: http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=13579

To authorize your proxy, go to www.voteproxy.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

20830000000000001000 3

031913

THE BOARD OF DIRECTORS RECOMMENDS VOTES “FOR ALL NOMINEES” IN PROPOSAL 1 AND FOR PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. Election of Directors:

FOR AGAINST ABSTAIN

NOMINEES:

O Enrique R. Arzac O Phyllis O. Bonanno O Kenneth J. Dale O Frederic A. Escherich O Roger W. Gale O Kathleen T. McGahran O Craig R. Smith O Mark E. Stoeckle *Mr. person”, the

FOR ALL NOMINEES

WITHHOLD FOR ALL NOMINEES AUTHORITY FOR (See ALL instructions EXCEPT below)

2. The selection of PricewaterhouseCoopers LLP as independent public auditors.

In their discretion, the Proxies are authorized to vote upon all other business that may properly come before the Meeting with all the powers the undersigned would possess if personally present.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Attend Annual Meeting mark here.

Signature of Stockholder

Date:

Signature of Stockholder

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

THE ADAMS EXPRESS COMPANY

THE ADAMS EXPRESS COMPANY ®

March 19, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

Notice of Internet Availability of Proxy Materials for the Meeting:

The notice of annual meeting, proxy statement, form of proxy card, and 2012 Annual Report to stockholders are available on the internet at the following website: http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=13579 To authorize your proxy, go to www.voteproxy.com.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20830000000000001000 3

031913

THE BOARD OF DIRECTORS RECOMMENDS VOTES “FOR ALL NOMINEES” IN PROPOSAL 1 AND FOR PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

2. The selection of PricewaterhouseCoopers LLP as independent public auditors.

FOR AGAINST ABSTAIN

1. Election of Directors:

FOR ALL NOMINEES

WITHHOLD FOR ALL NOMINEES AUTHORITY FOR (See ALL instructions EXCEPT below)

NOMINEES:

O Enrique R. Arzac

O Phyllis O. Bonanno

O Kenneth J. Dale

O Frederic A. Escherich

O Roger W. Gale

O Kathleen T. McGahran

O Craig R. Smith

O Mark E. Stoeckle

In their discretion, the Proxies are authorized to vote upon all other business that may properly come before the Meeting with all the powers the undersigned would possess if personally present.

Company.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

Attend Annual Meeting mark here.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder

Date:

Signature of Stockholder

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.